Exhibit 10.7
VOTING AGREEMENT
          VOTING AGREEMENT, dated as of March ___, 2006 (this “Agreement”), by and among Touchstone Resources USA, Inc., a Delaware corporation (the “Company”), and the stockholders listed on the signature pages hereto under the heading “Stockholders” (each a “Stockholder” and collectively, the “Stockholders”).
          WHEREAS, the Company and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase, (i) convertible notes of the Company which will, among other things, be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) two series of warrants to acquire shares of Common Stock.
          WHEREAS, as of the date hereof, the Stockholders own collectively ___shares of Common Stock, which represent in the aggregate approximately ___% of the total issued and outstanding capital stock of the Company; and
          WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investors have required that each Stockholder agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, each Stockholder has agreed, to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Stockholder and any other securities, if any, which such Stockholder is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of stockholders of the Company (the “Other Securities”).
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
VOTING AGREEMENT OF THE STOCKHOLDER
          SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, each of the Stockholders shall vote the Common Stock and the Other Securities: (a) in favor of the Stockholder Approval (as defined in the Securities Purchase Agreement), including the Capital Increase (as defined in the Securities Purchase Agreement), as described in Section 4(q) of the Securities Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or which could result in any of the conditions to the Company’s obligations under the Securities Purchase Agreement not being fulfilled. Each Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement). The obligations of the Stockholders under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
          Each Stockholder hereby represents and warrants, severally but not jointly, to each of the Investors as follows:
          SECTION 2.01. Authority Relative to This Agreement. Each Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.
          SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any Stockholder or by which the Common Stock or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Common Stock, Class B Common Stock or Other Securities owned by such Stockholder are bound.
          (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.
          SECTION 2.03. Title to the Stock. As of the date hereof, each Stockholder is the owner of the number of shares of Common Stock set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Common Stock represent on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. Such Common Stock are all the securities of the Company owned, either of record or beneficially, by such Stockholder. Such Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder’s

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voting rights, charges and other encumbrances of any nature whatsoever. No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by such Stockholder.
ARTICLE III
COVENANTS
          SECTION 3.01. No Disposition or Encumbrance of Stock. Each Stockholder hereby covenants and agrees that, until Stockholder Approval, except as contemplated by this Agreement, such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Common Stock or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Stockholder may assign, sell or transfer any Common Stock or Other Securities provided that any such recipient of the Common Stock or Other Securities has delivered to the Company and each Investor a written agreement in a form reasonably satisfactory to the Investors that the recipient shall be bound by, and the Common Stock and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement.
          SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and each Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Common Stock or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with. The Company agrees to use its reasonable best efforts to ensure that at any time in which any Stockholder Approval is required pursuant to Section 4(q) of the Securities Purchase Agreement, it will cause holders of Common Stock or Other Securities representing the percentage of outstanding capital stock required to vote in favor of the Transaction in order for the Company to comply with its obligations under Section 4(q) of the Securities Purchase Agreement to become party to and bound by the terms and conditions of this Agreement and the Common Stock and Other Securities held by such holders to be subject to the terms and conditions of this Agreement.
ARTICLE IV
MISCELLANEOUS
          SECTION 4.01. Further Assurances. Each Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.
          SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other

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remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.
          SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholders (other than the Securities Purchase Agreement and the other Transaction Documents) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.
          SECTION 4.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.
          SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.
          SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          SECTION 4.07. Third-Party Beneficiaries. The Investors shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof.

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          SECTION 4.08. Termination. This Agreement shall terminate immediately following the occurrence of the Stockholder Approval or upon the mutual consent of each Stockholder and the Investors.
[Signature Page Follows]

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     IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement.

THE COMPANY:

TOUCHSTONE RESOURCES USA, INC.

By:

Name:
Title:

Dated: March___, 2006

	Address	: 1600 Smith Street,
Houston, TX 77002

STOCKHOLDER:
ROGER ABEL

Dated: March ___, 2006

Address:

STOCKHOLDER:
STEPHEN P. HARRINGTON

Dated: March ___, 2006

Address:

STOCKHOLDER:
STEPHEN C. HAYNES

Dated: March ___, 2006

Address:

STOCKHOLDER:
[OTHER STOCKHOLDERS]

Dated: March ___, 2006

Address:

APPENDIX A

Voting Percentage
	Common Stock	Percentage of Stock	of Stock
Stockholder	Owned	Outstanding	Outstanding
Roger Abel
Stephen P. Harrington
Stephen C. Haynes
[OTHER STOCKHOLDERS]